Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 06/29/2009 08:52 AM
Original ID: 2009-000571407
Amendment ID: 2009-000768794

Profit Corporation
Articles of Amendment by Board of Directors or Incorporators

1. Corporation name:

EnviraTrend, Inc

2. Article(s) I is amended as follows:

EnviraTrend, Inc will further be known as EnviraTrends, Inc

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself are:

4. Date of each amendment's adoption: 06/26/2009
(Date – mm/dd/yyyy)

5. **Check one box only.** The amendment was adopted by:

☐ The Board of Directors

OR

☑ The Incorporators

6. This amendment was adopted without shareholder action and shareholder action was not required.

Date: 06/26/2009
(mm/dd/yyyy)

Signature: Therese M. Hoard

Print Name: Therese M. Hoard

Title: Wyoming Corporate Services, Inc.

Contact Person: Carrieann Vigil

Daytime Phone Number: (307) 632-3333 Email: Carrieann@wyomingcompany.com

Checklist

☐ *Filing Fee: $50.00* Make check or money order payable to Wyoming Secretary of State.
☐ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
☐ Please submit one **originally signed** document and one exact photocopy of the filing.

RECEIVED
JUN 26
SECRETARY OF STATE
WYOMING

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Max Maxfield, WY Secretary of State
FILED: 12/17/2009 11:17 AM
Original ID: 2009-000571407
Amendment ID: 2009-000808300

Profit Corporation
Articles of Amendment

1. Corporation name:

EnviraTrends, Inc

2. Article(s) Fourth is amended as follows:

See attached

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4. The amendment was adopted on 11/25/2009.
(Date – mm/dd/yyyy)

5. If the amendment was adopted by the incorporators or board of directors without shareholder approval, a statement that the amendment was duly approved by the incorporators or by the board of directors as the case may be and that shareholder approval was not required.

The amendment was adopted by the Board of Directors and no shareholder approval was required.

OR

If approval was required by the shareholders, a statement that the amendment was duly approved by the shareholders in the manner required by this act and by the articles of incorporation.

RECEIVED DEC 10 2009 SECRETARY OF STATE WYOMING

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

For Office Use Only

6. If an amendment was approved by the shareholders:

(A) The designation, number of outstanding shares, number of votes entitled to be cast by each voting group entitled to vote separately on the amendment: ______ ; and ______

the number of votes of each voting group indisputably represented at the meeting: ______

AND

(B) Either the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment **OR** the total number of undisputed votes cast for the amendment by each voting group and a statement that the number of votes cast for the amendment by each voting group was sufficient for approval by that voting group:

______

7. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

______

Signature: [signature] **Date:** 11/25/2009
(mm/dd/yyyy)

Print Name: Russell Haraburda

Title: President

Contact Person: Russell Haraburda

Daytime Phone Number: (941) 365-8835 Email: rh@imagitrend.com

Checklist

- ✓ ***Filing Fee: $50.00*** Make check or money order payable to Wyoming Secretary of State.
- ✓ The Articles of Amendment may be executed by the Chairman of the Board, President or another of its officers.
- ✓ Please submit one **originally signed** document and one exact photocopy of the filing.

Article Two attachment to the Amended Articles of Incorporation of EnviraTrends, Inc.

FOURTH. The total number of shares of common stock the corporation is authorized to issue is 5,000,000,000 without nominal or par value per share, and the number of shares of preferred stock the corporation is authorized to issue is 20,000,000 without nominal or par value

The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Wyoming, to establish from time to time the number of shares to be included in each such series and the voting powers thereof, full or limited, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

1. The number of shares constituting that series and the distinctive designation of that series;
2. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
3. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
4. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;
5. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
6. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
7. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and
8. Any other relative rights, preferences and limitations of that series.